UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

March 2, 2006

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank
Advances Remain Strong at $61.9 Billion

During January, the Home Loan Bank experienced a $1 billion increase in advance demand compared with December 2005. The average advance demand level in January was $61.9 billion and average demand for the month of February increased to $63 billion. (With the Home Loan Bank as an SEC registrant, my monthly President’s report is included in our regular 8-K filings. Therefore, we are providing when appropriate, financial information not only for the month ended 30 days ago, but also for the immediate past month.) The increase in advances was primarily a result of member lenders tapping a Convertible Advance special offering combined with increased utilization of Overnight Letters of Credit (OLOC) and Advance Rate Credit (ARC) advances. We continue to look for new opportunities to provide our member lenders special offerings and extremely competitive credit products.

I would like to remind our member lenders that, as you continue with your growth strategies, having a solid liquidity plan can be a key ingredient to success. In this regard, the Home Loan Bank can help increase your liquidity capabilities by serving as a bridge to the capital markets and making funds available to you at maturities and terms that might otherwise be unavailable. The Home Loan Bank also enables you to pledge certain otherwise illiquid assets as collateral for your liquidity needs.

To better help meet our members' liquidity needs, the Home Loan Bank is making enhancements to its Repo Advance product effective April 3, 2006. Through the re-engineered Repo Advance, members will no longer need to pledge specific securities to specific Repo Advances. Instead, eligible securities collateral will be pooled, and members will be able to borrow against the pool of securities. This enhancement will allow members to access the same low rate for Repos collateralized with agency securities as with non-agency securities. In the next few days, please keep an eye out for correspondence from our Marketing and Sales group detailing the enhanced Repo Advance.

Should you have any questions on how the Home Loan Bank can help with liquidity or strategic growth, please contact Jim Gilmore, Senior Vice President, Head of Marketing and Sales, at (212) 441 6812 or Adam Goldstein, Vice President, Director of Sales and Marketing, at (212) 441 6703.

Report from the President
March 2, 2006

Update on the Home Loan Bank's Anti-Predatory Lending Policy

Elimination of predatory and abusive lending practices is a goal our members share with most of the responsible companies in the financial services industry. Early in 2004, the Home Loan Bank adopted a formal Anti-Predatory Lending policy and communicated this policy to all members. The policy clearly states that the Home Loan Bank will not purchase mortgage loans through the MPF program or grant advances against mortgage loan collateral that have been originated under predatory or abusive lending practices, as defined by applicable laws and regulations.

In response to Advisory Bulletin 05-08 issued by the Federal Housing Finance Board (FHFB) in 2005, the Home Loan Bank has recently expanded upon our existing policy and worked with the other Home Loan Banks to develop a unified anti-predatory lending policy. We expect to publish this revised policy shortly. However, the issue of predatory lending will continue to evolve as the FHFB provides additional guidance. To meet these changes, members should expect future adjustments to the Home Loan Bank's anti-predatory lending policies, although the basic thrust of the policy (as captured above) will not change. The Home Loan Bank will communicate these changes to our members as quickly as practicable.

Five Community Lenders Join the Federal Home Loan Bank

Five community member lenders recently joined the Home Loan Bank. I am pleased to welcome the newest member headquartered in New Jersey and the four newest members headquartered in New York to the FHLBNY.

The new member in New Jersey is: Liberty Bell Bank, Cherry Hill.

The new members in New York are: Capital Bank & Trust Company, Albany; Hamptons State Bank, Southampton; Northern Federal Credit Union, Watertown; and Oceanside Christopher Federal Credit Union, Oceanside.

The Home Loan Bank team wishes to thank you, our members, for your use of our credit products and services to expand the availability of mortgage credit, compete effectively in your markets, and strengthen your communities.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

March 2, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A